Exhibit 99.1

PRESS RELEASE

GAMING PARTNERS INTERNATIONAL CORPORATION WILL DELAY FORM 10-K FILING

Las Vegas, NV — April 16, 2007 — Gaming Partners International Corporation (NASDAQ: GPIC) today announced that it expects the filing of its annual report on Form 10-K for the year ended December 31, 2006 will be delayed beyond the April 17, 2007 extended filing deadline.  On March 28, 2007, the Company filed with the Securities and Exchange Commission a Notification of Late Filing on Form 12b-25 and issued a press release in which it announced that it would make every effort to file its 2006 Form 10-K within the extended filing date of April 17, 2007.  The Company is not yet able to determine when it will be able to file its 2006 Form 10-K.  Shortly after filing the 10-K, the Company will announce a date for its 2007 annual meeting of stockholders.

In its Form 12b-25, the Company reported that it had identified certain deficiencies in its accounting control procedures in the course of preparing its year end financial statements.  The Company expects to identify certain of these deficiencies as material weaknesses which will be reported in its 2006 Form 10-K.

Additionally, during the course of preparing its fiscal year 2006 financial statements, the Company identified a clerical error in the three months ended September 30, 2006 statement of operations. Correction of the clerical error reduces net income by $100,000 and basic and diluted net income per share by $0.01 for the third quarter, but does not change net income or net income per share for the nine months as originally filed. On April, 12, 2007, the Board of Directors of the Company, based on the recommendation from management, determined to file an amended Form 10-Q for the period ended September 30, 2006 when it has finalized its fiscal year 2006 financial statements and determined if any further adjustments to the third quarter are required.   Accordingly, the previously issued financial statements for the three months ended September 30, 2006 in its Form 10-Q for the third quarter 2006 should no longer be relied upon, and the Company’s earnings and press releases and similar communications should no longer be relied upon to the extent that they relate to these financial statements.  The Company’s Chief Financial Officer has discussed these matters with Moss Adams LLP, the Company’s independent auditors.

As a result of the delay in filing the 2006 Form 10-K, the Company expects to receive a staff determination notice from The Nasdaq Stock Market for failure to comply with Nasdaq’s continued listing standards.  If received, the Company will request a hearing before the Nasdaq Listing Qualifications Panel to review the staff’s determination.  The Company will be required to demonstrate to Nasdaq how it plans to comply with the requirements for continued listing on The Nasdaq Global Market.  If the Company is unable to demonstrate an ability to comply with these requirements to the satisfaction of Nasdaq, its common stock could be delisted from The Nasdaq Global Market.

In addition to the foregoing, the Company received notice that a stockholder filed an action against the Company, its directors and certain executive officers in the United States District Court for the District of Nevada.  The Company was served with a summons and complaint on April 6, 2007.  The complaint alleges federal securities law violations apparently relating to the Company’s March 28 announcement.  The stockholder seeks class certification, unspecified damages and equitable relief against the Company, its directors and certain executive officer. The Company believes that the complaint is without merit and intends to vigorously defend the Company and its directors and officers against such allegations.

About Gaming Partners International Corporation

Gaming Partners International Corporation, or GPI, manufactures and supplies gaming chips, table layouts, playing cards, dice, gaming furniture, table accessories and other products that are used with casino table games such as blackjack, poker, baccarat, craps and roulette. GPI is headquartered in Las Vegas, Nevada, with offices in Beaune, France; San Luis, Mexico; Atlantic City, New Jersey; and Gulfport, Mississippi. GPI sells its casino products directly to licensed casinos throughout the world. For additional information about GPI, visit our website at http://www.gpigaming.com.

Forward-looking Statement

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the filing of the Company’s 2006 Form 10-K and the financial results for the 2006 year; the receipt of a determination notice from the staff of The Nasdaq Stock Market and its appeal of any such determination; the potential delisting of its common stock from The Nasdaq Global Market; and the class action lawsuit and the defense thereof.  Forward looking statements are inherently subject to material risks and uncertainties.  Actual results could differ materially from those currently anticipated.  Factors that could cause actual results to vary materially from these forward-looking statements include: any significant reduction in the growth rate of new and existing casinos in Macau, the failure of the industry to accept our RFID technology, any unfavorable resolution of a significant lawsuit against us, any patent infringement issues, the development of competing technologies by our competitors, the failure of any supplier to timely deliver key raw materials for any of our significant products, any customer cancellation of a significant order included in our backlog, any domestic or international terrorist incidents, and any unexpected taxes, regulatory, charges, costs or difficulties in the operations of our business in multiple jurisdictions or the manufacturing of our products, as well as other risks and uncertainties referred to in GPI’s annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent reports filed from time to time with the Securities and Exchange Commission.  GPI undertakes no duty or obligation to update any of the information contained in this press release.

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For more information please contact:

Gaming Partners International Contact:	KCSA Contacts:
Laura McAllister Cox	Lee Roth / Marybeth Csaby
702-384-2425	212-896-1209 / 1236
lmcox@gpigaming.com	lroth@kcsa.com / mcsaby@kcsa.com